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                                                                    EXHIBIT 28.1


                           ANNUAL REPORT ON FORM 11-K
                         OF THE EMPLOYEE STOCK PURCHASE
                            PLAN FOR THE FISCAL YEAR
                            ENDED DECEMBER 31, 1996





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                                 EXHIBIT 28.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 11-K
                                  ANNUAL REPORT
                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934



(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

For the fiscal year ended  December 31, 1996
                           -----------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from               to
                              --------------    ------------
Commission file number 33-43597
                       --------

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below.

                        Sofamor Danek Group, Inc. Employee Stock Purchase Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                    Sofamor Danek Group, Inc.
                                    1800 Pyramid Place
                                    Memphis, TN  38132


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                              REQUIRED INFORMATION


(a)      Financial Statements

                                                                                                   Page
                                                                                                   ----
         Report of Independent Accountants                                                          1
         Statement of Net Assets Available for Benefits                                             2
         Statement of Changes in Net Assets Available for Benefits                                  3
         Notes to Financial Statements                                                              4

         Schedules I, II and III are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

(b)      Consent of Coopers & Lybrand, Independent Accountants                                      8





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                            SOFAMOR DANEK GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995



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REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Plan Committee of the
 Sofamor Danek Group, Inc. Employee Stock
 Purchase Plan


We have audited the accompanying statements of net assets available for benefits of the Sofamor Danek Group, Inc. Employee Stock Purchase Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan Committee. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                        COOPERS & LYBRAND L.L.P.


Memphis, Tennessee
March 10, 1997



                                      1

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SOFAMOR DANEK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
December 31, 1996 and 1995


                                        ASSETS                                                1996             1995
Cash                                                                                       $  1,568         $  1,113
Employee contributions receivable                                                            45,650           33,897
Employer contributions receivable                                                             6,847            5,085
Investments, cost of $180,955 and $142,958 at December 31, 1996 and
     1995, respectively
                                                                                            181,048          157,623
                                                                                          ---------          -------

                  Total assets                                                              235,113          197,718
                                                                                          ---------          -------

                                     LIABILITIES

Payable due Sofamor Danek Group, Inc.                                                        52,490           39,044
                                                                                          =========          =======

Net assets available for benefits                                                          $182,623         $158,674
                                                                                          =========          =======


   The accompanying notes are an integral part of these financial statements.


                                       2
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SOFAMOR DANEK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS for the years ended December 31, 1996, 1995 and 1994



                                                                         1996        1995       1994
Additions to net assets:
     Net appreciation (depreciation) in investments                    $ 22,133   $114,140   $(21,167)
     Employee contributions                                             167,338    129,940    153,308
     Employer contributions                                              25,101     19,491     22,996
                                                                        -------    -------    -------

                  Total additions                                       214,572    263,571    155,137
                                                                        -------    -------    -------

Deductions from net assets:
     Stock distributions to participants                                190,496    231,148    191,798
     Cash distributions to participants                                     127        984        422
                                                                        -------    -------    -------

                  Total deductions                                      190,623    232,132    192,220
                                                                        -------    -------    -------

     Net increase (decrease)                                             23,949     31,439    (37,083)

Net assets available for benefits:
     Beginning of year                                                  158,674    127,235    164,318
                                                                        -------    -------    -------

     End of year                                                       $182,623   $158,674   $127,235
                                                                        =======    =======    =======


   The accompanying notes are an integral part of these financial statements.

                                       3

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SOFAMOR DANEK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS


1.        PLAN DESCRIPTION AND BASIS OF PRESENTATION:

          PLAN DESCRIPTION

          In November 1991 Sofamor Danek Group, Inc. (the "Company") adopted the employee stock purchase plan to provide employees the opportunity to purchase shares of the Company.

          All eligible employees may participate in the Plan six months after their date of employment. Total participants of the Plan at December 31, 1996 and 1995, were 125 and 95, respectively. The employee and Company contributions are used to purchase shares of common stock of the Company at the fair market value on the last business day of each quarter and the related stock certificates are issued to the participants within 60 days after the end of each calendar year. An employee may discontinue his participation in the Plan at any time upon written notice to the Company. A participant may thereafter withdraw common shares allocated to his or her account. Cash dividends or stock dividends, if any, are credited to each participant's account in proportion to the number of common shares in his account. Participants are entitled to vote the shares held in their account.

          The Board of Directors of the Company (the "Board") may amend or terminate the Plan, provided, no amendment shall be made, without first obtaining the approval of the Company's shareholders, to (1) increase or decrease the number of shares approved for the Plan (except to reflect a stock split or stock dividend), (2) decrease the option price per share, (3) change the class of employees eligible to participate in the Plan, or (4) materially increase the benefits accruing to participants under the Plan. In the event that the Board elects to terminate the Plan all amounts will be carried forward into each participant's account for disposition as determined by the Board.

          Following the end of each calendar quarter, the Custodian provides a statement to each participant which details all activity in the participant account for that quarter. The custodian provides a statement providing any necessary tax reporting as required by law.

          The 60,000 shares of Common Stock reserved for the Plan were registered under the Securities Act of 1933 with the Securities and Exchange Commission on October 25, 1991.


                                       4
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SOFAMOR DANEK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.        PLAN DESCRIPTION AND BASIS OF PRESENTATION, CONTINUED:

          PLAN DESCRIPTION, CONTINUED

          During 1996, the Board of Directors and stockholders of the Company approved an amendment which allows the Plan to continue in force until all of the Plan shares have been sold or, if earlier, October 31, 2006.

          BASIS OF PRESENTATION

          The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Committee to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions from net assets available for benefits during the reporting period. Actual results could differ from those estimates.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          INVESTMENT VALUATION AND INCOME RECOGNITION

          The common shares of the Company are valued at fair market value measured by quoted market prices in an active market. Purchases of common stock are recorded on a trade-date basis. Thus, the valuation of the Plan's investments are subject to fluctuations in the quoted market price for the Company's common stock.

          The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

          EMPLOYEE CONTRIBUTIONS

          The employee may contribute to the Plan by requesting that the Company withhold up to 5% of the participating employee's gross earnings (as defined by the Plan).


                                       5

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SOFAMOR DANEK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

          EMPLOYER CONTRIBUTIONS

          The Company is obligated to make contributions to the participant's account in the Plan in an amount equal to approximately, but not more than, 15% of the employee's contribution. The participants fully vest in the employer contribution at the end of each calendar quarter.

          FEDERAL INCOME TAX STATUS

          The Plan qualifies as an Employee Stock Purchase Plan as defined in
          Section 423 of the Internal Revenue Code of 1986 as amended.

          A participant cannot dispose of his stock within two years after the grant of an option or within one year after the date of exercise of the option (the "Prohibited Sale Period") without adverse tax consequences. The Company has been advised that for federal income tax purposes, a participant who sells his stock within the Prohibited Sale Period will recognize ordinary income with respect to the shares sold in an amount equal to the difference between the fair market value on the option date and the option price for the shares. The ordinary income will be recognized regardless of whether any gain or loss is realized from the sale of the stock. This ordinary income is considered compensation and is subject to federal and state withholding, and social security withholding (if applicable).

          The tax basis of the participant's shares is equal to the fair market value of the stock on the exercise date, plus any ordinary income recognized by the participant. Thus, for a sale during the Prohibited Sale Period, any excess of the sale proceeds received upon disposition of the shares by the participant over the tax basis in such shares sold is considered capital gain. Similarly, if the tax basis of the participant exceeds the sales proceeds received by the participant, after adjustment for any required recognition of ordinary income, then the excess is considered a capital loss. If the participant recognized ordinary income during the Prohibited Sale Period, then the Company has a matching deduction equal to the amount of ordinary income recognized by the participant.

          If the stock is sold after the Prohibited Sale Period for more than the option price, a portion of the gain realized (but only to the extent of the gain realized) will first be taxed as ordinary income in an amount equal to the excess of the fair market value of such stock on the option date over the option price. Any excess gain will be considered long-

                                       6
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SOFAMOR DANEK GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS, CONTINUED


2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:


          FEDERAL INCOME TAX STATUS, CONTINUED

          term capital gain. If the stock is sold for less than the option price after the Prohibited Sale Period, no ordinary income will be recognized and the resulting loss will be considered long-term capital loss. If the participant recognized ordinary income or capital gain from a disposition after the Prohibited Sale Period, the Company receives no deduction.

          INVESTMENTS

          The Plan's investments consist of 5,936 and 5,555 shares of Sofamor Danek Group, Inc. common stock at December 31, 1996 and 1995, respectively.

          PAYABLE DUE SOFAMOR DANEK GROUP, INC.

          As of December 31, 1996 and 1995, the Plan recorded a payable to the Company of $52,490 and $39,044, respectively, for the fourth quarter purchases of common stock.

3.        ADMINISTRATION OF PLAN ASSETS:

          The Plan provides that a Committee (the "Committee"), appointed by the Board, will administer the Plan. Members of the Committee may not participate in the Plan.

          The trust department of SunTrust Bank in Atlanta, Georgia, is the Plan custodian.

          The Company pays all commission, fees and expenses incurred in connection with the acquisition of shares under the Plan and all other expenses of administering the Plan.

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Sofamor Danek Group, Inc. Employee Stock Purchase Plan on Form S-8 (File No. 33-43597) of our report dated March 10, 1997 on our audit of the financial statements of Sofamor Danek Group, Inc. Employee Stock Purchase Plan as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included as an exhibit to Form 10-K.


                                                       COOPERS & LYBRAND, L.L.P.



Memphis, Tennessee
March 21, 1997

                                       8
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                                   SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Sofamor Danek Group, Inc. Employee Stock Purchase Plan
                                                             (Name of Plan)


Date:  March 21, 1997                         /s/ J. Mark Merrill
                                              -------------------------
                                                  J. Mark Merrill, Treasurer


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